Exhibit 99.1
SETTLEMENT METHOD ELECTION NOTICE
MP Materials Corp.
0.25% Convertible Senior Notes due 2026
CUSIP 553368 AA9
March 20, 2024

U.S. Bank Trust Company, National Association
60 Livingston Ave
Saint Paul, MN 55107
Attn: Corporate Trust Administrator for MP Materials Corp.
AND
Holders of MP Materials Corp.’s 0.25% Convertible Senior Notes due 2026
Re: Election of Settlement Method
Reference is hereby made to the Indenture (the “Indenture”), dated as of March 26, 2021, between MP Materials Corp. (the “Company”) and U.S. Bank Trust Company, National Association (as successor in intertest to U.S. Bank National Association), as Trustee, relating to the 0.25% Convertible Senior Notes due 2026 (the “Notes”) of the Company. Capitalized terms used but not defined herein have the meanings given to such terms in the Indenture. Pursuant to Section 14.02(a)(vi) of the Indenture, the Company hereby irrevocably elects Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes equal to $1,000, with respect to any Conversion Dates occurring on or after the date hereof.

Sincerely,

MP MATERIALS CORP.

By: /s/ Elliot D. Hoops
Name: Elliot D. Hoops
Title: General Counsel and Secretary